Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182671

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2012

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 20, 2012

                     Shares

AG Mortgage Investment Trust, Inc.

        % Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

We are offering to the public                  shares of our         % Series B Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the Series B Preferred Stock. This is an initial issuance of the Series B Preferred Stock. We will pay quarterly cumulative dividends on the Series B Preferred Stock, in arrears, on the 17th day of each March, June, September and December (provided that if any dividend payment date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day) from, and including, the date of original issuance at         % of the $25.00 per share liquidation preference per annum (equivalent to $         per annum per share). The first dividend on the Series B Preferred Stock sold in this offering will be payable on December 17, 2012 and will be in the amount of $         per share.

The Series B Preferred Stock may not be redeemed before September         , 2017, except under circumstances intended to preserve our qualification as a real estate investment trust, or REIT, for federal income tax purposes and except as described below upon the occurrence of a Change of Control (as defined herein). On or after September         , 2017, we may, at our option, redeem any or all of the shares of the Series B Preferred Stock at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the shares of Series B Preferred Stock within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus any accumulated and unpaid dividends to, but not including, the redemption date. The Series B Preferred Stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless repurchased or redeemed by us or converted into our common stock in connection with a Change of Control by the holders of Series B Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined herein)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of the Series B Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series B Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to certain adjustments as explained herein;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

No current market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the New York Stock Exchange, or the NYSE, under the symbol “MITT PrB.” If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock. Our common stock is traded on the NYSE under the symbol “MITT,” and our Series A Cumulative Redeemable Preferred Stock is traded on the NYSE under the symbol “MITT PrA.”

To assist us in maintaining our qualification as a REIT, among other purposes, shareholders are generally restricted from owning (or being treated as owning under applicable attribution rules) more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock or common stock, unless our board of directors waives this limitation. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. In addition, except under limited circumstances as described in this prospectus supplement, holders of the Series B Preferred Stock generally do not have any voting rights.

The underwriters have an option to purchase up to an additional                  shares of Series B Preferred Stock from us to cover over-allotments, if any, on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement.

Investing in our Series B Preferred Stock involves risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Share	Total(2)
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds to us (before expenses)	$	$

(1)	After the initial offering of the shares, the representatives of the underwriters may change the public offering price and the other selling terms.
(2)	Assumes no exercise of the underwriters’ over-allotment option.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about September         , 2012 only in book-entry form through the facilities of The Depository Trust Company.

Stifel Nicolaus Weisel	RBC Capital Markets	Barclays	Deutsche Bank Securities

Credit Suisse	Sterne Agee	Wunderlich Securities	National Securities Corporation	Maxim Group LLC

The date of this prospectus supplement is September     , 2012.

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, which we refer to as the SEC or the Commission. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Series B Preferred Stock in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates and except as required by law we are not obligated, and do not intend to, update or revise this document as a result of new information, future events or otherwise.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration statement. This prospectus supplement contains specific information about us and the terms on which we are offering and selling the Series B Preferred Stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. To the extent any information or data in any documents filed by us and incorporated by reference herein is inconsistent with prior information or data previously provided by us, the information or data in the previously filed document shall be deemed modified or superseded by the subsequent information or data. Before you purchase shares of the Series B Preferred Stock, you should carefully read this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, we refer to AG Mortgage Investment Trust, Inc., together with its consolidated subsidiaries, as “we,” “us,” “Company,” or “our,” unless we specifically state otherwise or the context indicates otherwise. We refer to AG REIT Management, LLC, our external manager, as our “Manager,” and we refer to Angelo, Gordon & Co., L.P., the parent of our Manager, as “Angelo, Gordon.” All references in this prospectus supplement to trademarks lacking the ™ symbol are defined terms that reference the products, technologies or businesses bearing the trademark with this symbol. Angelo, Gordon & Co., L.P. licenses the Angelo, Gordon & Co., L.P. name and logo to us and our Manager in perpetuity for use in our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and other filings we make with the SEC within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•	the factors referenced in this prospectus supplement, including those set forth under the section captioned “Risk Factors”;

•	expectations regarding the timing of generating any revenues;

•	changes in our investment objective or investment or operational strategy;

•	our investment portfolio;

•	volatility and deterioration in the broader RMBS, CMBS, residential and commercial mortgage and ABS markets;

•	the risk of changes in prepayment rates on the loans underlying RMBS (including voluntary prepayments by the obligors and liquidations due to default and foreclosures) and our other investments;

•	the unavailability of real estate financing and related defaults under commercial mortgage loans underlying CMBS;

•	changes in interest rates and the market value of RMBS, CMBS, ABS and other real estate-related securities and various other asset classes in which we intend to invest;

S-ii

•	rates of default or decreased recovery rates on our target investments;

•

volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the residential finance and real estate markets specifically, whether the result of market events or otherwise;

•

events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts;

•	continued declines in residential or commercial real estate;

•	the availability of attractive risk-adjusted investment opportunities in residential or commercial mortgage and mortgage-related assets that satisfy our investment objective and investment strategies;

•	the concentration of credit risks to which we are exposed;

•	the degree and nature of our competition;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our dependence on Angelo, Gordon and potential conflicts of interest with Angelo, Gordon and its affiliated entities;

•	changes in personnel and lack of availability of qualified personnel;

•	the timing of cash flows, if any, from our investments;

•	our ability to obtain additional financing or the use of proceeds from this offering;

•	unanticipated increases in financing and other costs;

•	the performance, financial condition and liquidity of borrowers;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	our failure to maintain appropriate internal controls over financial reporting;

•	estimates relating to our ability to continue to make distributions to our stockholders in the future;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and

•

limitations imposed on our business and our ability to satisfy complex rules in order for us to remain qualified as a REIT for federal income tax purposes and qualify for an exemption from registration under the Investment Company Act.

S-iii

Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following factors could cause actual results to vary from our forward-looking statements:

•

the factors referenced in this prospectus supplement and the accompanying prospectus, including those set forth under the section captioned “Risk Factors,” and the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as amended, and our periodic reports and other information that we file with the SEC;

•	changes in our investment, financing and hedging strategy;

•	the adequacy of our cash flow from operations and borrowings to meet our short term liquidity requirements;

•	the liquidity of our portfolio;

•	unanticipated changes in our industry, interest rates, the credit markets, the general economy or the real estate market;

•	changes in interest rates and the market value of our Agency RMBS;

•	changes in the prepayment rates on the mortgage loans underlying our Agency RMBS;

•	our ability to borrow to finance our assets;

•	changes in government regulations affecting our business;

•	our ability to maintain our qualification as a REIT for federal income tax purposes;

•	our ability to maintain our exemption from registration under the Investment Company Act and the availability of such exemption in the future; and

•	risks associated with investing in real estate assets, including changes in business conditions and the general economy.

These and other risks, uncertainties and factors, including those described elsewhere in this prospectus supplement and the accompanying prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in the Series B Preferred Stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Our Company

We are a Maryland real estate investment trust focused on investing in, acquiring and managing a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets, which we refer to as our target assets. We were incorporated in Maryland on March 1, 2011, and commenced operations in July 2011.

As of June 30, 2012, we were invested substantially in residential mortgage-backed securities, or RMBS, for which a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a U.S. government-sponsored entity such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, guarantees payments of principal and interest on the securities. We refer to these securities as Agency RMBS. Our Agency RMBS investments include mortgage pass-through securities and collateralized mortgage obligations, or CMOs. We expect our portfolio, over time, will include a more significant portion of RMBS that are not issued or guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or non-Agency RMBS. Our non-Agency RMBS investments may include fixed- and floating-rate securities, including investment grade and non-investment grade securities. We also have invested in other target assets, including commercial mortgage-backed securities, or CMBS, and asset-backed securities, or ABS. In addition, we have the discretion to invest in other target assets such as residential and commercial mortgage loans.

We believe that yields and net interest spreads on Agency and non-Agency securities that are currently available for investment are generally lower than what we have historically realized in our portfolio. Consequently, we may not be able to deploy the proceeds from this offering in target assets that result in yields and net interest spreads that are as favorable as those in our existing portfolio. Notwithstanding these recent changes in market conditions, we will continue to monitor and deploy our investment portfolio and acquire our target assets in a prudent manner consistent with our objectives and strategies described in this prospectus supplement and the accompanying prospectus.

We are externally managed and advised by our Manager, a subsidiary of Angelo, Gordon. Angelo, Gordon is a privately-held, SEC-registered investment adviser. Pursuant to the terms of our management agreement with our Manager, our Manager provides us with our management team, including our officers, along with appropriate support personnel. Each of our officers is also an officer of our Manager and an employee of Angelo, Gordon. We do not have any employees. Our Manager is at all times subject to the supervision and oversight of our board of directors.

We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, commencing with our taxable year ended December 31, 2011. Accordingly, we generally will not be subject to federal income tax on our taxable income that we distribute currently to our stockholders as long as we maintain our qualification as a REIT. We intend to operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our principal executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167. Our telephone number is (212) 692-2000. Our website is www.agmit.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	AG Mortgage Investment Trust, Inc.

Securities offered by us	shares of % Series B Cumulative Redeemable Preferred Stock, plus up to an additional shares if the underwriters exercise their over-allotment option in full.

Use of Proceeds	Our net proceeds will be approximately $ million, after deducting the underwriting discount and estimated offering expenses. If the underwriters’ over-allotment option is exercised in full, our net proceeds from the offering will be approximately $ million, after deducting the underwriting discount and estimated offering expenses. We plan to use all of the net proceeds from this offering as described above to enhance our liquidity position, acquire our target assets in accordance with our objectives and strategies described in this prospectus supplement and the accompanying prospectus and for general corporate purposes. Our focus will be on purchasing Agency RMBS, non-Agency RMBS and other real estate-related securities, and for general corporate purposes, in each case subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification. Our Manager will make determinations as to the percentage of our equity that will be invested in each of our target assets. Its determinations will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. See “Use of Proceeds” in this prospectus supplement.

Dividends	Holders of the Series B Preferred Stock will be entitled to receive cumulative cash dividends at a rate of % per annum of the $25.00 per share liquidation preference (equivalent to $ per annum per share).

Dividends will be payable quarterly in arrears on the 17th day of each March, June, September and December, provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day. Dividends will accrue and be cumulative from, and including, the date of initial issuance, which is expected to be September , 2012. The first dividend will be payable on December 17, 2012 in the amount of $ per share and will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date, which will be November 30, 2012.

No Maturity	The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “Description of the Series B Preferred Stock—Conversion Rights.” We are not required to set aside funds to redeem the Series B Preferred Stock.

Optional Redemption	The Series B Preferred Stock is not redeemable by us prior to September , 2017, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except as described below under “Description of the Series B Preferred Stock—Redemption—Special Optional Redemption.” On and after September , 2017, we may, at our option, redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. See “Description of the Series B Preferred Stock—Redemption—Optional Redemption.”

Special Optional Redemption	Upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock for cash, in whole or in part, within 120 days after the first date on which such Change of Control occurred, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date (as defined herein), we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above or this special optional redemption right), the holders of Series B Preferred Stock will not have the conversion right described below under “Description of the Series B Preferred Stock—Conversion Rights” with respect to the shares of Series B Preferred Stock called for redemption. See “Description of the Series B Preferred Stock—Redemption—Special Optional Redemption.”

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions, of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or Nasdaq.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right, subject to our election to redeem the Series B Preferred Stock in whole or part, as described under “Description of the Series B Preferred Stock—Redemption—Optional Redemption” or “—Special Optional Redemption,” prior to the Change of Control Conversion Date to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date (as defined herein) and prior to the corresponding dividend payment date (as defined herein) for the Series B Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•	, or the Share Cap, subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock;

in each case, on the terms and subject to the conditions described in this prospectus supplement, including provisions for the receipt, under specified circumstances, of alternative consideration as described in this prospectus supplement.

For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and a description of certain adjustments and provisions for the receipt of alternative consideration that may be applicable to the conversion of Series B Preferred Stock in the event of a Change of Control, and for other important information, see “Description of the Series B Preferred Stock—Conversion Rights.”

Liquidation Preference

If we liquidate, dissolve or wind up, holders of the Series B Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. See “Description of the Series B Preferred Stock—Liquidation Preference.”

Ranking	The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3); (2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our currently outstanding 8.25% Series A Cumulative Redeemable Preferred Stock, or the Series A Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and to the indebtedness of our existing subsidiaries and any future subsidiaries. See “Description of the Series B Preferred Stock—Ranking.”

Voting Rights

Holders of Series B Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of those two directors, including our currently outstanding Series A Preferred Stock) and the holders of the Series B Preferred Stock (voting separately as a class with all other classes or series of preferred stock we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors, including our currently outstanding Series A Preferred Stock) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set apart funds for the payment of, all dividends that we owe on the Series B Preferred Stock, subject to certain limitations described in the section entitled “Description of the Series B Preferred Stock—Voting Rights.” In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting together with any other class or series of our preferred stock having similar voting rights, including our currently outstanding Series A Preferred Stock, is required for us to authorize or issue any class or series of stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our charter so as to materially and adversely affect any rights of the Series B Preferred Stock or to take certain other actions. See “Description of the Series B Preferred Stock—Voting Rights.”

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of Series B Preferred Stock. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Listing	No current market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE. If approved for listing, we expect that trading on the NYSE will commence within 30 days after the date of initial issuance of the Series B Preferred Stock. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a market for the Series B Preferred Stock will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Restrictions on Ownership and Transfer

In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of applicable attribution provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, including our Series B Preferred Stock, subject to certain exceptions. These provisions may restrict the ability of a holder of Series B Preferred Stock to convert such stock into our common stock and may limit the amount of Series B Preferred Stock that a holder may acquire or otherwise own. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Risk Factors	Investing in our Series B Preferred Stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Federal Income Tax Considerations	For a discussion of the federal income tax considerations related to purchasing, owning and disposing of the Series B Preferred Stock and owning and disposing of any common stock received upon conversion of the Series B Preferred Stock, see “Additional Federal Income Tax Considerations” below and “Material Federal Income Tax Considerations” in the accompanying prospectus.

Book-Entry and Form	The Series B Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.

Recent Developments

In September 2012, the U.S. Federal Reserve, or the Fed, announced an open-ended program to expand its holdings of long-term securities by purchasing an additional $40 billion of Agency RMBS per month until key economic indicators, such as the unemployment rate, showed signs of improvement. This program, when combined with existing programs to extend the average maturity of the Fed’s holdings of securities and reinvest principal payments from the Fed’s holdings of agency debt and Agency RMBS in Agency RMBS, is expected to increase the Fed’s holdings of long-term securities by $85 billion each month through the end of 2012. The Fed also announced that it will keep the target range for the federal funds rate between zero and 0.25% through at least mid-2015, which is six months longer than previously expected. The Fed expects these measures to put downward pressure on long-term interest rates. While the Fed hopes that these programs will expedite an economic recovery, stabilize prices, reduce unemployment and restart business and household spending, there is no way of knowing what impact these programs or any future actions by the Fed will have on the prices and liquidity of Agency RMBS or other securities in which we invest.

Between July 1, 2012 and September 17, 2012, warrants were exercised by the cashless exercise option, which resulted in the issuance of 29,404 shares of our common stock. No proceeds were received in connection with the exercise of the cashless option. Between July 1, 2012 and September 17, 2012, warrants were exercised by the cash exercise option, which resulted in the issuance of 116,249 shares of our common stock for proceeds to the Company of $2.4 million.

As of September 17, 2012, we had 22,857,911 shares of common stock outstanding.

On September 6, 2012, we entered into an equity distribution agreement with each of Mitsubishi UFJ Securities (USA), Inc., JMP Securities LLC and Brinson Patrick Securities Corporation, or the Sales Agents, which we refer to as the Equity Distribution Agreements, pursuant to which we may sell up to 3,000,000 shares of our common stock from time to time through the Sales Agents. As of September 17, 2012, we had sold 5,000 shares of our common stock under the Equity Distribution Agreements for net proceeds of approximately $119,000.

On September 6, 2012, our board of directors authorized a distribution to the holders of our common stock of $0.77 per share for the third quarter of 2012 that will be paid on October 26, 2012 to stockholders of record as of September 18, 2012.

On August 17, 2012, our board of directors declared a distribution to the holders of our Series A Preferred Stock of $0.2521 per share for the partial quarterly period that began on the initial issuance date of the Series A Preferred Stock and ended on September 16, 2012. The distribution will be paid on September 17, 2012 to stockholders of record as of August 31, 2012.

On August 15, 2012, we completed a public offering of 6,900,000 shares of our common stock. We received net proceeds of approximately $153 million from the offering, after the underwriting discount and expenses.

On August 3, 2012, we completed a public offering of 1,800,000 shares of our Series A Preferred Stock, which has a liquidation preference of $25.00 per share, resulting in net proceeds of approximately $43.3 million, after the underwriting discount and expenses. On August 9, 2012, we completed the issuance and sale of an additional 270,000 shares of Series A Preferred Stock pursuant to the underwriters’ exercise of their over-allotment option, resulting in additional net proceeds to us of approximately $6.5 million, after the underwriting discount and expenses.

USE OF PROCEEDS

Our net proceeds will be approximately $         million, after deducting the underwriting discount and estimated offering expenses. If the underwriters’ over-allotment option is exercised in full, our net proceeds from the offering will be approximately $         million, after deducting the underwriting discount and estimated offering expenses.

We plan to use all of the net proceeds from this offering to enhance our liquidity position, acquire our target assets in accordance with our objectives and strategies described in this prospectus supplement and the accompanying prospectus and for general corporate purposes. Our focus will be on purchasing Agency RMBS, non-Agency RMBS and other real estate-related securities, and for general corporate purposes, in each case subject to our investment guidelines and to the extent consistent with maintaining our REIT qualification. Our Manager will make determinations as to the percentage of our equity that will be invested in each of our target assets. Its determinations will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the calculation of our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Six Months Ended June 30, 2012	Period from March 7, 2011 to December 31, 2011
Net Income	55,868,216	18,970,696

Fixed Charges (1)	9,125,364	4,132,336
Preferred stock dividends (2)	—	—

Total fixed charges and preferred stock dividends	9,125,364	4,132,336

Earnings available to cover fixed charges and preferred stock dividends	64,993,580	23,103,032

Ratio of earnings to combined fixed charges and preferred stock dividends	7.1	5.6

(1)	Fixed charges consist of interest expense on all indebtedness reported for GAAP, plus $1.3 million and $0.3 million relating to the underlying interest charge on repurchase agreements accounted for as a component of linked transactions, and $3.6 million and $2.2 million relating to the net periodic interest settlements of interest rate swaps for the six months ended June 30, 2012 and the period ended December 31, 2011, respectively.
(2)	No preferred stock was outstanding during the periods presented.

RISK FACTORS

In evaluating an investment in the Series B Preferred Stock, you should carefully consider the following risk factors and the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as amended, each of which is incorporated by reference in this prospectus supplement and in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, any other documents incorporated by reference in the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Series B Preferred Stock and the common stock into which the Series B Preferred Stock, in certain circumstances, is convertible. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Series B Preferred Stock and our shares of common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Related to the Series B Preferred Stock and this Offering

The Series B Preferred Stock ranks junior to all of our indebtedness and other liabilities and is effectively junior to all indebtedness and other liabilities of our subsidiaries.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series B Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series B Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series B Preferred Stock. In addition, the Series B Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series B Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series B Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series B Preferred Stock. At June 30, 2012, we had approximately $2.5 billion of indebtedness and other liabilities ranking senior to the Series B Preferred Stock, substantially all of which consisted of borrowings under our repurchase agreements. In addition, we have 2,070,000 shares of Series A Preferred Stock outstanding that will rank on a parity with the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up. Certain of our existing or future debt instruments may restrict the authorization, payment or setting apart of dividends on the Series B Preferred Stock.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series B Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series B Preferred Stock will bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

We may issue additional shares of Series B Preferred Stock and additional series of preferred stock that rank on parity with the Series B Preferred Stock as to dividend rights, rights upon liquidation or voting rights.

We currently have outstanding 2,070,000 shares of Series A Preferred Stock that will rank on a parity with the Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up.

We are allowed to issue additional shares of Series B Preferred Stock and additional series of preferred stock that would rank equally to the Series B Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our charter, including the articles supplementary for the Series B Preferred Stock, without any vote of the holders of the Series B Preferred Stock. The issuance of additional shares of Series B Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of the Series B Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series B Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series B Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.

In addition, although holders of Series B Preferred Stock are entitled to limited voting rights, as described in “Description of the Series B Preferred Stock—Voting Rights,” with respect to such matters, the Series B Preferred Stock will vote separately as a class along with all other classes or series of our preferred stock that we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable, including the holders of our outstanding Series A Preferred Stock. As a result, the voting rights of holders of Series B Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued and may in the future issue may be able to control or significantly influence the outcome of any vote.

Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Our ability to pay dividends is limited by the requirements of Maryland law.

Our ability to pay dividends on the Series B Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our Series B Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the charter provides otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of our Series B Preferred Stock.

You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the change of control conversion rights described in this prospectus supplement may not adequately compensate you. These change of control conversion rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.

Upon the occurrence of a Change of Control, each holder of the Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock held by such holder as described under “Description of the Series B Preferred Stock—Redemption—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series B Preferred Stock that are not called for redemption) to convert some or all of such holder’s Series B Preferred Stock into our shares of common stock (or under specified circumstances certain alternative consideration). Notwithstanding that we generally may not redeem the Series B Preferred Stock prior to September     , 2017, we have a special optional redemption right to redeem the Series B Preferred Stock in the event of a Change of Control, and holders of the Series B Preferred Stock will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series B Preferred Stock—Redemption—Special Optional Redemption” and “Description of the Series B Preferred Stock—Conversion Rights.”

If we do not elect to redeem the Series B Preferred Stock prior to the Change of Control Conversion Date, then upon an exercise of the conversion rights described in this prospectus supplement, the holders of Series B Preferred Stock will be limited to a maximum number of shares of our common stock (or, if applicable, the Alternative Conversion Consideration (as defined herein)) equal to the Share Cap (as defined herein) multiplied by the number of shares of Series B Preferred Stock converted. If the Common Stock Price is less than $             (which is 50% of the per share closing sale price of our common stock reported on the NYSE on September     , 2012), subject to adjustment in certain circumstances, the holders of the Series B Preferred Stock will receive a maximum of              shares of our common stock per share of Series B Preferred Stock, which may result in a holder receiving shares of common stock (or Alternative Conversion Consideration, as applicable) with a value that is less than the liquidation preference of the Series B Preferred Stock plus any accumulated and unpaid dividends.

In addition, the Change of Control conversion feature of the Series B Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common stock and Series B Preferred Stock with the opportunity to realize a premium over the then-current market price of such stock or that stockholders may otherwise believe is in their best interests.

The trading price of the Series B Preferred Stock could be substantially affected by various factors.

No current market exists for the Series B Preferred Stock. We intend to list the Series B Preferred Stock on the NYSE. If the Series B Preferred Stock is approved for listing, the trading price of the Series B Preferred Stock will depend on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series B Preferred Stock;

•	market prices of common and preferred equity securities issued by REITs and other real estate companies;

•	the annual yield from distributions on the Series B Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

•	our issuance of additional common equity or debt securities;

•	our issuance of additional series or classes of preferred securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series B Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the trading price of the Series B Preferred Stock, including decreases unrelated to our operating performance or prospects.

Our charter, including the articles supplementary establishing the terms of the Series B Preferred Stock, contains restrictions upon ownership and transfer of the Series B Preferred Stock, which may impair the ability of holders to convert Series B Preferred Stock into our common stock.

Our charter, including the articles supplementary establishing the terms of the Series B Preferred Stock, contains restrictions on ownership and transfer of the Series B Preferred Stock intended to assist us in maintaining our qualification as a REIT for federal income tax purposes. For example, our charter provides that no person or entity may beneficially own, or be deemed to own by virtue of applicable attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of either our common stock or our capital stock, subject to certain exceptions. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus. Given that shares of the Series B Preferred Stock owned or treated as owned by you will be counted as our capital stock for purposes of the 9.8% ownership limitation applicable to our capital stock, you should consider this ownership limitation prior to your purchase of the Series B Preferred Stock. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such stock into our common stock to the extent that receipt of our common stock would cause the holder to exceed the ownership limitations contained in our charter, including the articles supplementary for the Series B Preferred Stock. In addition, these restrictions could have takeover defense effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series B Preferred Stock.

As a holder of Series B Preferred Stock, you will have extremely limited voting rights.

Your voting rights as a holder of Series B Preferred Stock will be limited. Our shares of common stock are the only class of our securities that carry full voting rights. Voting rights for holders of Series B Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other class or series of our preferred stock having similar voting rights, including our currently outstanding Series A Preferred Stock, two additional directors to our board of directors, in the event that six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock are in arrears, and with respect to voting on amendments to our charter, including the articles supplementary relating to the Series B Preferred Stock, that materially and adversely affect the rights of the holders of Series B Preferred Stock or authorize, increase or create additional classes or series of our stock that are senior to the Series B Preferred Stock. Other than the limited circumstances described in this prospectus supplement, holders of Series B Preferred Stock will not have any voting rights. See “Description of the Series B Preferred Stock—Voting Rights.”

Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of the Series B Preferred Stock.

Over the last several years, the U.S. stock and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks and debt securities to fluctuate substantially and the spreads on prospective debt financings to widen considerably. More recently, the financial crisis in Europe (which relates primarily to concerns that certain European countries may be unable to pay their national debt) has had a similar, although less pronounced, effect. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to purchase agency securities at the times, in the volumes, on the terms and with the leverage that we desire. A prolonged downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our investment strategy accordingly. In addition, these factors may make it more difficult for us to sell mortgage-backed securities, or MBS, or may adversely affect the price we receive for MBS that we do sell, as prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These types of events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of our common stock, preferred stock or debt securities. The potential disruptions in the financial markets may have a material adverse effect on the market value of our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, the return we receive on our investments, as well as other unknown adverse effects on us or the economy in general.

The Series B Preferred Stock is a new issue of securities and does not have an established trading market, which may negatively affect its value and your ability to transfer and sell your shares.

The Series B Preferred Stock is a new issue of securities and currently no market exists for the Series B Preferred Stock. We intend to apply to list the Series B Preferred Stock on the NYSE. However, we cannot assure you that the Series B Preferred Stock will be approved for listing on the NYSE. Even if so approved, trading of the Series B Preferred Stock on the NYSE is not expected to begin until sometime during the period ending 30 days after the date of initial issuance of the Series B Preferred Stock and, in any event, a trading market on the NYSE for the Series B Preferred Stock may never develop or, even if one develops, may not be maintained and may not provide you with adequate liquidity. The underwriters have advised us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. The liquidity of any market for the Series B Preferred Stock that may develop will depend on a number of factors, including prevailing interest rates, the dividend rate on our common stock, our financial condition and operating results, the number of holders of the Series B Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series B Preferred Stock. As a result, the ability to transfer or sell the Series B Preferred Stock and the amount you receive upon any sale or transfer of the Series B Preferred Stock could be adversely affected.

If our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

Other than in connection with a Change of Control, the Series B Preferred Stock does not contain provisions that are intended to protect you if our common stock is delisted from the NYSE. Since the Series B Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series B Preferred Stock and receive stated dividends on the Series B Preferred Stock when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof. In addition, if our common stock is delisted from the NYSE, it is likely that the Series B Preferred Stock will be delisted from the NYSE as well. Accordingly, if our common stock is delisted from the NYSE, your ability to transfer or sell your shares of the Series B Preferred Stock may be limited and the market value of the Series B Preferred Stock will likely be materially adversely affected.

The Series B Preferred Stock has not been rated.

We have not sought to obtain a rating for the Series B Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series B Preferred Stock. In addition, we may elect in the future to obtain a rating for the Series B Preferred Stock, which could adversely affect the market price of the Series B Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have an adverse effect on the market price of the Series B Preferred Stock.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2012 on an actual basis and on a pro forma as adjusted basis to give effect to the sale of shares of the Series B Preferred Stock at an offering price of $25.00 per share in this offering after deducting the underwriting discount and estimated offering expenses. The following table does not include the effect of the sale of 2,070,000 shares of Series A Preferred Stock, 6,900,000 shares of common stock in the Common Stock Offering or 5,000 shares of common stock under the Equity Distribution Agreements since June 30, 2012. You should read this table together with “Prospectus Supplement Summary—Recent Developments,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2012 (in thousands)
	Actual	Pro Forma As Adjusted For This Offering(1)
Cash and cash equivalents	$17,457	$

Debt:
Repurchase agreements	$2,133,730	$
Other liabilities	160,952

Total liabilities	$2,294,682	$

Stockholders’ equity:
Preferred stock: par value $.01 per share; 50,000,000 shares authorized, none issued and outstanding on an actual basis and shares of Series B Preferred Stock issued and outstanding on a pro forma as adjusted basis(1)	—
Common stock: par value $.01 per share; 450,000,000 shares authorized, 15,769,674 shares issued and outstanding on an actual and pro forma as adjusted basis	158
Additional paid-in capital	302,304
Retained earnings	41,741

Total stockholders’ equity	$344,203	$

Total capitalization	$2,638,885	$

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional shares of the Series B Preferred Stock.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

This description of certain terms of the Series B Preferred Stock supplements, and, to the extent inconsistent therewith, replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus. The description of certain terms of the Series B Preferred Stock in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our charter, including the articles supplementary classifying and designating the Series B Preferred Stock, our bylaws and Maryland law. Copies of our charter and our bylaws are available from us upon request.

General

Pursuant to our charter, we are currently authorized to classify, designate and issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more classes or series and, subject to the limitations prescribed by our charter and Maryland law, with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption and the number of shares constituting any class or series as our board of directors may determine, without any vote or action by our stockholders. As of the date of this prospectus supplement, we have 2,070,000 shares of Series A Preferred Stock issued and outstanding. In connection with this offering, our board of directors or a committee of the board will, as permitted by our charter, classify authorized but unissued shares of preferred stock into a new series of preferred stock with the rights set forth herein consisting of up to                  shares designated as     % Series B Cumulative Redeemable Preferred Stock, which we refer to herein as the Series B Preferred Stock, and adopt articles supplementary setting forth the terms of the Series B Preferred Stock. Subsequent to the completion of this offering, we will have available for issuance                  authorized but unissued shares of preferred stock (or                  shares if the underwriters exercise their over-allotment option in full). Our board of directors may, without the approval of holders of the Series B Preferred Stock or our common stock, designate additional classes or series of authorized preferred stock ranking junior to or on parity with the Series B Preferred Stock or designate additional shares of the Series B Preferred Stock and authorize the issuance of such shares. Our board of directors may, with the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, classify and designate equity securities ranking senior to the Series B Preferred Stock.

We intend to apply to list the shares of the Series B Preferred Stock on the NYSE under the symbol “MITT PrB.” If listing is approved, we expect trading to commence within 30 days after the initial delivery of the shares of Series B Preferred Stock.

The registrar, transfer agent and dividend and redemption price disbursing agent in respect of the Series B Preferred Stock will be American Stock Transfer & Trust Company, LLC (“AST”). The principal business address for AST is 6201 15th Avenue, Brooklyn, NY, 11219. The articles supplementary classifying and designating the Series B Preferred Stock provide that we will maintain an office or agency where shares of Series B Preferred Stock may be surrendered for payment (including redemption), registration of transfer or exchange.

Maturity

The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. Shares of the Series B Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them or they become convertible and are converted as described below under “—Conversion Rights.” We are not required to set aside funds to redeem the Series B Preferred Stock.

Ranking

The Series B Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

(1) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (2) and (3) below;

(2) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, including our currently outstanding Series A Preferred Stock;

(3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (see “—Voting Rights” below); and

(4) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock), and to the indebtedness of our existing subsidiaries and any future subsidiaries.

Dividends

Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of     % of the $25.00 per share liquidation preference per annum (equivalent to $     per annum per share). Dividends on the Series B Preferred Stock shall accrue daily and be cumulative from, and including, the date of original issue and shall be payable quarterly in arrears on the 17th day of each March, June, September and December (each, a “dividend payment date”); provided that if any dividend payment date is not a business day, as defined in the articles supplementary, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. The first dividend on the Series B Preferred Stock is scheduled to be paid on December 17, 2012 in the amount of $     per share, and that dividend will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date, which will be November 30, 2012. Any dividend payable on the Series B Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which shall be the last business day of the preceding calendar month, in which the applicable dividend payment date falls (each, a “dividend record date”).

No dividends on shares of Series B Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. You should review the information appearing above under “Risk Factors—Our ability to pay dividends is limited by the requirements of Maryland law” for information as to, among other things, other circumstances under which we may be unable to pay dividends on the Series B Preferred Stock.

Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears, and holders of the Series B Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Future distributions on our common stock and preferred stock, including the Series B Preferred Stock offered pursuant to this prospectus supplement, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of common stock or in shares of any classes or series of preferred stock that we may issue ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) shall be declared and paid or set apart for payment upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock; (ii) no other distribution shall be declared and made upon shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock; and (iii) no shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation, including our currently outstanding Series A Preferred Stock, shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series B Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our charter relating to restrictions on ownership and transfers of our capital stock).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any other classes or series of preferred stock that we may issue ranking on a parity as to dividends with the Series B Preferred Stock, including our currently outstanding Series A Preferred Stock, all dividends declared upon the Series B Preferred Stock and any other classes or series of preferred stock ranking on a parity that we may issue as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other classes or series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other classes or series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our stock we may issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our stock we may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series B Preferred Stock in the distribution of assets, including our currently outstanding Series A Preferred Stock, then the holders of the Series B Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of Series B Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption and contingent conversion rights described below).

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our stock or otherwise, is permitted under the Maryland General Corporation Law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series B Preferred Stock will not be added to our total liabilities.

Redemption

The Series B Preferred Stock is not redeemable by us prior to September     , 2017, except as described below under “—Special Optional Redemption” and except that, as provided in our charter, we may purchase or redeem shares of the Series B Preferred Stock prior to that date in order to preserve our qualification as a REIT for federal income tax purposes. See “Description of Common Stock—Restrictions on Ownership and Transfer” in the accompanying prospectus.

Optional Redemption. On and after September     , 2017, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If we elect to redeem any shares of Series B Preferred Stock as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other equity securities or any other specific source.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock (whether pursuant to our optional redemption right described above under “—Optional Redemption” or this special optional redemption right), the holders of Series B Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “—Conversion Rights” with respect to the shares called for redemption.

A “Change of Control” is deemed to occur when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE Amex or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or Nasdaq.

Redemption Procedures. In the event we elect to redeem Series B Preferred Stock, the notice of redemption will be mailed to each holder of record of Series B Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:

•	the redemption date;

•	the number of shares of Series B Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series B Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”;

•

if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

•

if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series B Preferred Stock being so called for redemption will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Change of Control and that each share of Series B Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given.

Holders of Series B Preferred Stock to be redeemed shall surrender the Series B Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series B Preferred Stock has been given and if we have irrevocably set apart the funds necessary for redemption in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series B Preferred Stock, those shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series B Preferred Stock is to be redeemed, the Series B Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine but that will not result in the automatic transfer of any shares of Series B Preferred Stock to a trust as described in the accompanying prospectus under “Description of Common Stock—Restrictions on Ownership and Transfer.”

Immediately prior to any redemption of Series B Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends through and including the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series B Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series B Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series B Preferred Stock to preserve our REIT status for federal income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Notwithstanding the foregoing, subject to applicable law, we may purchase shares of Series B Preferred Stock in the open market, by tender or by private agreement. Any shares of Series B Preferred Stock that we acquire will become authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock held by such holder as described above under “—Optional Redemption” or “—Special Optional Redemption,” in which case such holder will have the right only with respect to shares of Series B Preferred Stock that are not called for redemption) to convert some or all of the Series B Preferred Stock held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock, or the Common Stock Conversion Consideration, equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series B Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series B Preferred Stock, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price, as defined below (such quotient, the Conversion Rate); and

•	, or the Share Cap, subject to certain adjustments as described below.

Anything in the articles supplementary to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series B Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series B Preferred Stock to be converted.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock to existing holders of our common stock), subdivisions or combinations (in each case, a Share Split) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed                  shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series B Preferred Stock is exercised, not to exceed                  shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap and will also be increased on a pro rata basis with respect to any additional shares of Series B Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary.

In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series B Preferred Stock will receive upon conversion of such Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the Conversion Consideration).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of our common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of our common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.

We will not issue fractional shares of our common stock upon the conversion of the Series B Preferred Stock in connection with a Change of Control. Instead, we will make a cash payment equal to the value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.

Within 15 days following the occurrence of a Change of Control, unless we have, prior to the expiration of such 15-day period, provided notice of our election to redeem all shares of Series B Preferred Stock pursuant to the redemption provisions described above, we will provide to holders of Series B Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series B Preferred Stock may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Stock Price;

•	the Change of Control Conversion Date;

•

that if, prior to the Change of Control Conversion Date, we have provided notice of our election to redeem all or any shares of Series B Preferred Stock, holders will not be able to convert the shares of Series B Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock;

•	the name and address of the paying agent, transfer agent and conversion agent for the Series B Preferred Stock;

•

the procedures that the holders of Series B Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series B Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, we will also issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series B Preferred Stock.

To exercise the Change of Control Conversion Right, the holders of Series B Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series B Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series B Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by us, duly completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of shares of Series B Preferred Stock to be converted; and

•	that the Series B Preferred Stock is to be converted pursuant to the applicable provisions of the Series B Preferred Stock.

The “Change of Control Conversion Date” is the date the Series B Preferred Stock is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series B Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Holders of Series B Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:

•	the number of withdrawn shares of Series B Preferred Stock;

•	if certificated Series B Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of Series B Preferred Stock; and

•	the number of shares of Series B Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.

Series B Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided notice of our election to redeem some or all of the shares of Series B Preferred Stock, as described above under “—Optional Redemption” or “—Special Optional Redemption,” in which case only the shares of Series B Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If we elect to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series B Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “—Optional Redemption” or “—Special Optional Redemption,” as applicable.

We will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of our common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series B Preferred Stock into shares of our common stock or other property. Notwithstanding any other provision of the Series B Preferred Stock, no holder of Series B Preferred Stock will be entitled to convert such Series B Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our charter, including the articles supplementary, unless we provide an exemption from this limitation to such holder. See “—Restrictions on Ownership and Transfer” below and “Description of Common Stock—Restrictions on Ownership and Transfers” in the accompanying prospectus.

The Change of Control conversion feature may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors—You may not be able to exercise conversion rights upon a Change of Control. If exercisable, the Change of Control Conversion Right described in this prospectus supplement may not adequately compensate you. The Change of Control Conversion Rights may also make it more difficult for a party to acquire us or discourage a party from acquiring us.”

Except as provided above in connection with a Change of Control, the Series B Preferred Stock is not convertible into or exchangeable for any other securities or property.

Voting Rights

Holders of the Series B Preferred Stock will not have any voting rights, except as set forth below.

Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable and with which the Series B Preferred Stock is entitled to vote as a class with respect to the election of those two directors, including our currently outstanding Series A Preferred Stock) and the holders of Series B Preferred Stock (voting separately as a class with all other classes or series of preferred stock we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors, including our currently outstanding Series A Preferred Stock) will be entitled to vote for the election of those two additional directors at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series B Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of the Series B Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any directors elected by holders of the Series B Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series B Preferred Class (voting separately as a class with all other classes or series of preferred stock we have issued and may in the future issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election of such directors, including our currently outstanding Series A Preferred Stock) pursuant to these voting rights exceed two.

If a special meeting is not called by us within 30 days after request from the holders of Series B Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series B Preferred Stock may designate a holder to call the meeting at our expense.

On each matter on which holders of Series B Preferred Stock are entitled to vote, each share of Series B Preferred Stock will be entitled to one vote, except that when shares of any other class or series of our preferred stock have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time and all other classes or series of Series B Preferred Stock upon which like voting rights have been conferred and are exercisable, including our currently outstanding Series A Preferred Stock, given in person or by proxy, either in writing or at a meeting, voting together as a class, (a) authorize or create, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into shares of such class or series, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock, each, an Event; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series B Preferred Stock and, provided further, that any increase in the number of authorized shares of preferred stock, including the Series B Preferred Stock, or the creation or issuance of any additional Series B Preferred Stock or other class or series of preferred stock that we have and may in the future issue, or any increase in the number of authorized shares of such class or series, in each case ranking on a parity with or junior to the Series B Preferred Stock that we may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of any series of Preferred Stock ranking on a parity with the Series B Preferred Stock that we may issue shall not be entitled to vote together as a class with the holders of Series B Preferred Stock on any amendment, alteration or repeal of any provision of our charter unless such action affects the holders of the Series B Preferred Stock and such other series of Preferred Stock equally, in which event approval of any such amendment, alteration or repeal will require the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, voting separately as a series.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Except as expressly stated in the articles supplementary, the Series B Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series B Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series B Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series B Preferred Stock. We will use our best effort to post to our website or mail (or otherwise provide) the information to the holders of the Series B Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Preemptive Rights

No holders of the Series B Preferred Stock or any other of our securities issuable upon a permitted conversion of any Series B Preferred Stock will, as holders of Series B Preferred Stock or any other of our securities issuable upon a permitted conversion of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

DTC will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series B Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series B Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series B Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action which a holder is entitled to take under our amended and restated certificate of incorporation (including the articles supplementary classifying and designating the Series B Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series B Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series B Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent and Registrar

The transfer agent and registrar for the Series B Preferred Stock is AST. Its principal business address is 6201 15th Avenue, Brooklyn, NY 11219.

ADDITIONAL FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the discussion contained under the caption “Material Federal Income Tax Considerations” in the accompanying prospectus, which is incorporated by reference herein, and should be read in conjunction therewith.

Conversion of the Series B Preferred Stock

Except as provided below, (i) a U.S. holder generally will not recognize gain or loss upon the conversion of the Series B Preferred Stock into our common stock, and (ii) a stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted Series B Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common stock received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series B Preferred Stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. holder has held the Series B Preferred Stock for more than one year at the time of conversion. Stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series B Preferred Stock for cash or other property.

In addition, if a stockholder receives the Alternative Form Consideration (in lieu of shares of our common stock) in connection with the conversion of the stockholder’s shares of Series B Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. Stockholders converting their shares of Series B Preferred Stock should consult their tax advisors regarding the federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.

So long as the Series B Preferred Stock does not constitute a United States real property interest, or USRPI, the tax consequences to a non-U.S. holder of the conversion of the Series B Preferred Stock into common stock will generally be the same as those described above for a U.S. holder. The conversion of the Series B Preferred Stock into common stock may be a taxable exchange for a non-U.S. holder if the Series B Preferred Stock constitutes a USRPI. Even if our Series B Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. holder generally will not recognize gain or loss upon a conversion of the Series B Preferred Stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If the Series B Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of Series B Preferred Stock for common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. holder’s common stock received over such non-U.S. holder’s adjusted basis in its Series B Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the common stock. It is not currently anticipated that our capital stock will constitute a USRPI. However, we cannot assure you that our capital stock will not become a USRPI. Non-U.S. holders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of Series B Preferred Stock for cash or other property.

Taxation of U.S. Holders on Distributions on Series B Preferred Stock

In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to the Series B Preferred Stock, and then to our common stock. For a discussion of the taxation of distributions on our capital stock generally, see “Material Federal Income Tax Considerations—Taxation of U.S. Holders—Taxation of U.S. Holders on Distributions on Capital Stock” in the accompanying prospectus.

Redemption of Series B Preferred Stock for Non-U.S. Holders

For a discussion of the treatment of a redemption of the Series B Preferred Stock, see “Material Federal Income Tax Considerations—Taxation of U.S. Holders—Redemption of Preferred Stock” in the accompanying prospectus.

UNDERWRITING

Stifel, Nicolaus & Company, Incorporated, RBC Capital Markets, LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series B Preferred Stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
Stifel, Nicolaus & Company, Incorporated
RBC Capital Markets, LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
Sterne, Agee & Leach, Inc.
Wunderlich Securities, Inc.
National Securities Corporation
Maxim Group, LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of Series B Preferred Stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of Series B Preferred Stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the shares of Series B Preferred Stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $         per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $         per share to other dealers. After the initial public offering, the representatives of the underwriters may change the offering price and other selling terms.

We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to                  additional shares of Series B Preferred Stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Series B Preferred Stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to certain conditions, to purchase approximately the same percentage of these additional shares of Series B Preferred Stock as the number of shares of Series B Preferred Stock to be purchased by it in the above table bears to the total number of shares of Series B Preferred Stock offered by this prospectus supplement. We will be obligated to sell these additional shares of Series B Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of Series B Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

We intend to apply to list the Series B Preferred Stock on the NYSE under the symbol “MITT PrB.” If the application is approved, trading of the Series B Preferred Stock on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series B Preferred Stock. The underwriters have informed us that they intend to make a market in the Series B Preferred Stock prior to the commencement of any trading on the NYSE. They will have no obligation to make a market in the Series B Preferred Stock, however, and may cease market-making activities, if commenced, at any time.

The underwriting discount per share is equal to the public offering price per share of Series B Preferred Stock less the amount paid by the underwriters to us per share of Series B Preferred Stock. We have agreed to pay the underwriters the following discount, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option:

	Fee per Share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that our portion of the total expenses of this offering, not including the underwriting discount, will be $250,000.

We have agreed that, for a period of 30 days from the date of this prospectus supplement, we will not, without the prior written consent of the representatives, offer, sell or otherwise dispose of any securities substantially similar to or any securities convertible into or exchangeable for shares of the Series B Preferred Stock or such similar securities. The representatives, in their sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

In connection with the offering, the underwriters may purchase and sell shares of the Series B Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of Series B Preferred Stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

Stabilizing transactions consist of various bids for or purchases of the Series B Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the Series B Preferred Stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series B Preferred Stock. As a result, the price of our the Series B Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series B Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

A prospectus in electronic format may be made available on web sites maintained by one or more underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of this prospectus supplement or the accompanying prospectus.

In the ordinary course of their businesses, the underwriters and/or their respective affiliates may engage in financial transactions (including master repurchase agreements) with, and perform investment banking, lending, asset management and/or financial advisory services for, us and/or our affiliates (including, but not limited to Angelo, Gordon and our Manager). They receive customary fees and reimbursements of expenses for these transactions and services.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, any of which could adversely affect future trading prices of the Series B Preferred Stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Settlement

We expect that delivery of the shares of Series B Preferred Stock will be made to investors on September     , 2012, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series B Preferred Stock prior to September     , 2012 will be required, by virtue of the fact that the shares of Series B Preferred Stock initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of Series B Preferred Stock who wish to trade shares of Series B Preferred Stock prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton & Williams LLP. Saul Ewing LLP will pass upon the validity of the Series B Preferred Stock offered by this prospectus supplement and certain other matters of Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the period ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement. This prospectus supplement is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus supplement to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at www.sec.gov.

Our Internet address is www.agmit.com. We make available free of charge, on or through the “SEC Filings” section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. Information on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to completion of the offering of the securities described in this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the period ended December 31, 2011;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as amended;

•	our Current Report on Form 8-K filed on March 16, 2012;

•	our Current Report on Form 8-K filed on April 10, 2012;

•	our Current Report on Form 8-K filed on May 23, 2012;

•	our Current Report on Form 8-K/A filed on June 7, 2012;

•	our Current Report on Form 8-K filed on July 26, 2012;

•	our Current Report on Form 8-K filed on August 2, 2012;

•	our Current Report on Form 8-K filed on August 15, 2012;

•	our Current Report on Form 8-K filed on September 7, 2012;

•	the description of our capital stock in our Registration Statement on Form 8-A filed on April 25, 2011; and

•	the description of our 8.25% Series A Cumulative Redeemable Preferred Stock in our Registration Statement on Form 8-A filed on August 2, 2012.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of shares hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

We will provide copies of all documents incorporated into this prospectus supplement by reference, without charge, upon oral request to our Corporate Secretary at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to AG Mortgage Investment Trust, Inc., c/o Secretary or Assistant Secretary, 245 Park Avenue, 26th Floor, New York, New York 10167 or by calling our Corporate Secretary at (212) 692-2000.

PROSPECTUS

AG Mortgage Investment Trust, Inc.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time, in one or more offerings, up to an aggregate of $1,000,000,000 of the common stock, preferred stock, debt securities, warrants and units described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to consummate sales of any of these securities unless it is accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “MITT.” The last reported sale price of our common stock on the NYSE on July 19, 2012 was $21.34 per share.

To assist us in qualifying as a real estate investment trust, or REIT, for federal income tax purposes, among other reasons, we impose certain restrictions on the ownership and transfer of our capital stock. See “Description of Common Stock—Restrictions on Ownership and Transfer,” “Description of Preferred Stock—Restrictions on Ownership and Transfer; Change of Control Provisions,” “Description of Warrants” and “Description of Units.”

Investing in our securities involves substantial risks. You should carefully read and consider the information under “Risk Factors” on page 4 of this prospectus and any prospectus supplement before making a decision to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 20, 2012.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may offer and sell any combination of our common stock, preferred stock, debt securities, warrants or units in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation by Reference of Information Filed with the SEC” and “Where You Can Find More Information.”

The SEC allows us to incorporate by reference information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we refer to AG Mortgage Investment Trust, Inc., together with its consolidated subsidiaries, as “we,” “us,” “Company,” or “our,” unless we specifically state otherwise or the context indicates otherwise. We refer to AG REIT Management, LLC, our external manager, as our “Manager,” and we refer to Angelo, Gordon & Co., L.P., the parent of our Manager, as “Angelo, Gordon.” All references in this prospectus to trademarks lacking the ™ symbol are defined terms that reference the products, technologies or businesses bearing the trademark with this symbol. Angelo, Gordon & Co., L.P. licenses the Angelo, Gordon & Co., L.P. name and logo to us and our Manager in perpetuity for use in our business.

FORWARD-LOOKING INFORMATION

When used in this prospectus, in future filings with the SEC or in press releases or other written or oral communications, statements which are not historical in nature, including those containing words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements may relate to, among other things, our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

These forward-looking statements are based upon information presently available to our management and are inherently subjective, uncertain and subject to change. There can be no assurance that actual results will not differ materially from our expectations. Some of these factors are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate, except as may otherwise be required by law.

OUR COMPANY

We are a Maryland real estate investment trust focused on investing in, acquiring and managing a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets, which we refer to as our target assets. We were incorporated in Maryland on March 1, 2011, and commenced operations in July 2011.

As of March 31, 2012, we are invested substantially in residential mortgage-backed securities, or RMBS, for which a U.S. government agency such as the Government National Mortgage Association, or Ginnie Mae, or a U.S. government-sponsored entity such as the Federal National Mortgage Association, or Fannie Mae, or the Federal Home Loan Mortgage Corporation, or Freddie Mac, guarantees payments of principal and interest on the securities. We refer to these securities as Agency RMBS. Our Agency RMBS investments include mortgage pass-through securities and include collateralized mortgage obligations, or CMOs. We expect our portfolio, over time, will include a more significant portion of RMBS that are not issued or guaranteed by a U.S. government agency or a U.S. government-sponsored entity, or non-Agency RMBS. Our non-Agency RMBS investments may include fixed- and floating-rate securities, including investment grade and non-investment grade. We also have the discretion to invest, and we have invested, in other target assets, including commercial mortgage-backed securities, or CMBS, residential and commercial mortgage loans and asset-backed securities, or ABS.

We are externally managed and advised by our Manager, a subsidiary of Angelo, Gordon. Angelo, Gordon is a privately-held, SEC-registered investment adviser. Pursuant to the terms of our management agreement with our Manager, our Manager provides us with our management team, including our officers, along with appropriate support personnel. Each of our officers is also an officer of our Manager and an employee of Angelo, Gordon. We do not have any employees. Our Manager is at all times subject to the supervision and oversight of our board of directors.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, commencing with our taxable year ended December 31, 2011 upon filing our federal income tax return for that year. Accordingly, we generally will not be subject to federal income tax on our taxable income that we distribute currently to our stockholders as long as we maintain our intended qualification as a REIT. We intend to operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Our principal executive offices are located at 245 Park Avenue, 26th Floor, New York, New York 10167. Our telephone number is (212) 692-2000. Our website is www.agmit.com. Our website and the information contained at or connected to our website do not constitute a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves substantial risks, including the risk that you might lose your entire investment. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which information is incorporated by reference in this prospectus), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” below. Any one of the risks discussed could cause actual results to differ materially from expectations and could adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or not identified may also materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement to acquire our target assets and for general corporate purposes, including the repayment of indebtedness.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods shown:

	Three Months Ended March 31, 2012	Period Ended December 31, 2011(1)
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	3.9	5.6

(1)	For the period from March 7, 2011 to December 31, 2011.
(2)	Fixed charges consist of interest expense on all indebtedness as reported for GAAP, plus $0.4 million and $0.3 million relating to the underlying interest charge on repurchase agreements accounted for as a component of linked transactions, and $1.5 million and $2.2 million relating to the net periodic interest settlements of interest rate swaps for the three months ended March 31, 2012 and the period ended December 31, 2011, respectively. No preferred stock was outstanding during the periods presented.

The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing our earnings by the aggregate of our fixed charges and preferred dividends. To date, we have not issued preferred stock or paid any preferred stock dividends. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges for the periods presented. For this purpose, earnings consist of our net income from continuing operations plus our fixed charges. Fixed charges consist of interest expense on all indebtedness.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

This prospectus contains a summary description of the common stock, preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK

The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Under Maryland law, stockholders are not personally liable for the obligations of a corporation solely as a result of their status as stockholders.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence.

Dividends, Liquidation and Other Rights

All of our outstanding shares of common stock are duly authorized, fully paid and nonassessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of our shares of common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.

Power to Issue Additional Shares of Common Stock and Preferred Stock

Our charter also authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of capital stock of any class or series that we have the authority to issue, to classify and reclassify any unissued shares of our common stock and preferred stock into any other classes or series of classes of our stock, to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. We believe that the power of our board of directors to take these actions provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock that our common stockholders or otherwise believe to be in their best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or Internal Revenue Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of our capital stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, either (i) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock, which we refer to as the common share ownership limit, or (ii) more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding capital stock, which we refer to as the aggregate share ownership limit. We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “share ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value or in number of shares, whichever is more restrictive (or the acquisition of an interest in an entity that owns, actually or constructively, our capital stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% in value or in number of shares, whichever is more restrictive, and thereby violate the applicable share ownership limit.

Our board of directors may, upon receipt of certain representations and agreements and in its sole discretion, exempt (prospectively or retroactively) any person, in whole or in part, from the above-referenced share ownership limits or establish a different limit, or excepted holder limit, for a particular stockholder if the person’s ownership in excess of the share ownership limits will not then or in the future result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise jeopardize our qualification as a REIT. As a condition of its exemption or creation of an excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors with respect to our qualification as a REIT.

In connection with an exemption from the share ownership limits, establishing an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the share ownership limits for all other persons and entities; provided, however, that any decrease in the share ownership limits will not be effective for any person whose percentage ownership of our shares is in excess of such decreased limits until such time as such person’s percentage ownership of our shares equals or falls below such decreased limits, but any further acquisition of our shares in excess of such person’s percentage ownership of our shares will be in violation of the applicable limits (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and provided, further, that the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares then outstanding. Prior to the modification of the share ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

Our charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, our capital that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•

any person from transferring our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires, attempts or intends to acquire beneficial or constructive ownership of our capital stock that will or may violate the share ownership limits or any of the other foregoing restrictions on ownership and transfer of our capital stock is required to immediately give written notice to us or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The share ownership limits and the other restrictions on ownership and transfer of our capital stock will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons, such transfer will be void ab initio and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of our capital stock or any other event would otherwise result in:

•	any person violating the share ownership limits or such other limit established by our board of directors; or

•

our being “closely held” under Section 856(h) of the Internal Revenue Code (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be deemed to be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The deemed transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a deemed transfer to the charitable trust. A person who, but for the deemed transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned.

Any distribution made to the prohibited owner, prior to our discovery that the shares had been deemed to be transferred to the charitable trust as described above, must be repaid to the trustee of the charitable trust upon demand for distribution to the beneficiary by the charitable trust. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void ab initio. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution authorized but unpaid will be paid when due to the trustee.

Capital stock transferred to the trustee of a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, if the event that resulted in the transfer to the charitable trust did not involve a purchase of such capital stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the day of the event which resulted in the transfer of such capital stock to the charitable trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the charitable beneficiary and the prohibited owner and any distributions held by the trustee with respect to such capital stock will be made to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the share ownership limits or the other restrictions on ownership and transfer of our shares described above. After that, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the event which resulted in the transfer to the charitable trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the trading day immediately preceding the relevant date) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the charitable trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to discovery by us that capital stock has been transferred to a charitable trust, such capital stock is sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the director upon demand. The prohibited owner has no rights in the shares held by the charitable trust.

The trustee of the charitable trust will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the trustee will receive, in trust for the charitable beneficiary, all distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the charitable trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote.

If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our charter, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of capital stock is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the share ownership limits. In addition, each stockholder is, upon demand, required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders.

Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest.

Terms

When we issue preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

Articles supplementary that will become part of our charter will set forth the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

•	the title and stated value;

•	the number of shares, liquidation preference and offering price;

•	the dividend rate, dividend periods and payment dates;

•	the date on which dividends begin to accrue or accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the price and the terms and conditions of any redemption right;

•	any listing on any securities exchange;

•	the price and the terms and conditions of any conversion or exchange right;

•	any voting rights;

•	the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

•	any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Ownership and Transfer; Change of Control Provisions

As discussed above under “Description of Common Stock—Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will describe any additional ownership limitation relating to a series of preferred stock.

For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and our Charter and Bylaws.”

Transfer Agent

The prospectus supplement will identify the transfer agent and registrar for the preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the debt securities offered through this prospectus. In the following discussion, we refer to any of our direct unsecured general obligations as the “Debt Securities.” When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement or any free writing prospectus. The Debt Securities will be issued under an open-ended Indenture (for Debt Securities) between us and a trustee to be selected by us at or about the time we offer our Debt Securities. The form of open ended Indenture (for Debt Securities) is incorporated by reference into the registration statement of which this prospectus is a part and is filed as an exhibit to the registration statement. In this prospectus we refer to the Indenture (for Debt Securities) as the “Debt Securities Indenture.” We refer to the trustee under any Debt Securities Indenture as the “Debt Securities Trustee.”

The prospectus supplement or any free writing prospectus applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be our subordinated obligations. The form of Debt Securities Indenture referred to above includes optional provisions (designated by brackets (“[    ]”)) that we

would expect to appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of our subordinated obligations as the “Subordinated Debt Securities.” Unless the applicable prospectus supplement or any free writing prospectus provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. Our Debt Securities Indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated in a prospectus supplement or any free writing prospectus. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the applicable Debt Securities, Debt Securities Indenture, any supplemental indentures, officers’ certificates and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to, or are incorporated by reference into, the registration statement of which this prospectus is a part, or will appear as exhibits to other documents that we will file with the SEC, which will be incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all secured indebtedness that we have outstanding from time to time to the extent of the value of the collateral securing such secured indebtedness. Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all outstanding secured indebtedness as well as Debt Securities that are not designated Subordinated Debt Securities. We incur indebtedness from time to time to finance many of our assets primarily pursuant to repurchase agreements. This indebtedness is deemed to be secured indebtedness. As a result, we have a significant amount of secured indebtedness at any given time in relation to our total assets. The Debt Securities Indenture does not limit the amount of secured indebtedness that we may issue or incur.

Our ability to meet our financial obligations with respect to any future Debt Securities, and cash needs generally, is dependent on our operating cash flow, our ability to access various sources of short- and long-term liquidity, including repurchase agreements, financing and the capital markets. Holders of our Debt Securities will effectively have a junior position to claims of our creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders.

Provisions of a Particular Series

The Debt Securities may from time to time be issued in one or more series. You should consult the prospectus supplement or free writing prospectus relating to any particular series of Debt Securities for the following information:

•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities of the series of which they are a part;

•	the date(s), or method for determining the date(s), on which the principal of the Debt Securities will be payable;

•	the rate, including the method of determination, if applicable, at which the Debt Securities will bear interest, if any, and:

•	the date from which the interest will accrue;

•	the dates on which we will pay interest;

•	to whom the interest is payable, if other than the registered holder;

•	our ability, if any, to defer interest payments and any related restrictions during any interest deferral period; and

•	the record date for any interest payable on any interest payment date;

•	the place where:

•	the principal of, premium, if any, and interest on the Debt Securities will be payable;

•	you may register the transfer of the Debt Securities;

•	you may exchange the Debt Securities; and

•	you may serve notices and demands upon us regarding the Debt Securities;

•	the security registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

•	the terms and conditions upon which we may elect to redeem any Debt Securities, including any replacement capital or similar covenants limiting our ability to redeem any Subordinated Debt Securities;

•	the denominations in which we may issue Debt Securities, if other than $1,000 and integral multiples of $1,000;

•

the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption or tender provisions, or at the holder’s option, including any applicable exceptions to notice requirements;

•	the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

•

the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

•

if any Debt Securities are denominated in a currency other than U.S. dollars or in a composite currency, the obligations or instruments that will be considered eligible obligations with respect to such Debt Securities and any additional provisions for the reimbursement of the Company’s indebtedness with respect to such Debt Securities after the satisfaction or discharge thereof;

•	if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

•

the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside of the applicable indenture;

•	if other than the entire principal amount, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

•	any addition to the events of default applicable to any Debt Securities and any addition to our covenants for the benefit of the holders of the Debt Securities;

•	the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

•	whether we are issuing Debt Securities as global securities, and if so:

•	the terms and conditions upon which the global securities may be exchanged for certificated Debt Securities;

•	the depositary for the global securities; and

•	the form of legend to be set forth on the global securities;

•	whether we are issuing the Debt Securities as bearer certificates;

•

any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

•	any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

•	any collateral security, assurance, guarantee or other credit enhancement applicable to the Debt Securities;

•	any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture; and

•	the material federal income tax consequences applicable to the Debt Securities.

For more information, see Section 3.01 of the form of Debt Securities Indenture.

Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement or free writing prospectus for a description of certain material federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than U.S. dollars.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

The applicable prospectus supplement or free writing prospectus may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. For more information, see Article XV of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, in the event:

•	there occur certain acts of bankruptcy, insolvency, liquidation, dissolution or other winding up of our company;

•	any Senior Indebtedness is not paid when due;

•

any applicable grace period with respect to other defaults with respect to any Senior Indebtedness has ended, the default has not been cured or waived and the maturity of such Senior Indebtedness has been accelerated because of the default; or

•	the maturity of the Subordinated Debt Securities of any series has been accelerated because of a default and Senior Indebtedness is then outstanding;

then no payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made until all amounts due to holders of Senior Indebtedness have been paid in full.

Upon any distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on, all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 15.02 of the form of Debt Securities Indenture. The rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 15.04 of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the term “Senior Indebtedness” means all:

•	obligations (other than non-recourse obligations and the indebtedness issued under the applicable Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

•	for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

•	for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles;

•	indebtedness evidenced by bonds, debentures, notes or other similar instruments;

•	obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	obligations issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course);

•

obligations for claims, as defined in section 101(5) of the United States Bankruptcy Code of 1978, as amended, in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

•	obligations of another person for which we have guaranteed or assumed direct or indirect responsibility or liability.

In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness we may issue.

Form, Exchange and Transfer

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. For more information, see Sections 2.01 and 3.02 of the form of Debt Securities Indenture.

Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any transfer agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves as the security registrar.

No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 3.05 of the form of Debt Securities Indenture.

The applicable prospectus supplement or free writing prospectus will state the name of any transfer agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional transfer agents or withdraw the designation of any transfer agent or make a change in the office through which any transfer agent acts. We must, however, maintain a transfer agent in each place of payment for the Debt Securities of each series. For more information, see Section 6.02 of the form of Debt Securities Indenture.

We will not be required to issue, register the transfer of, or exchange any:

•

Debt Securities or any tranche of any Debt Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities called for redemption and ending at the close of business on the day of mailing; or

•	Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 3.05 of the form of Debt Securities Indenture.

Payment and Paying Agents

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 3.07 of the form of Debt Securities Indenture.

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the paying agent whom we will designate for this purpose. Unless the applicable prospectus supplement or free writing prospectus states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole paying agent for payments with respect to Debt Securities of each series. Any other paying agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. We may at any time add or delete paying agents or change the office through which any paying agent acts. We must, however, maintain a paying agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 6.02 of the form of Debt Securities Indenture.

All money we pay to a paying agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security shall be deemed an unsecured general creditor and may look only to us for these payments. For more information, see Section 6.03 of the form of Debt Securities Indenture.

Redemption

You should consult the applicable prospectus supplement or free writing prospectus for any terms regarding optional or mandatory redemption of Debt Securities. Except for any provisions in the applicable prospectus supplement or free writing prospectus regarding Debt Securities redeemable at the holder’s option, Debt

Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the Debt Securities Trustee by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of selection. For more information, see Sections 4.02, 4.03 and 4.04 of the form of Debt Securities Indenture.

A notice of redemption we provide may state:

•	that redemption is conditioned upon receipt by the paying agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

•	that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 4.04 of the form of Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other corporation, nor may we transfer or lease substantially all of our assets and property to any other person, unless:

•	the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

•	is organized and validly existing under the laws of a domestic jurisdiction; and

•	expressly assumes by supplemental indenture our obligations on the Debt Securities and under the applicable indentures;

•	immediately after giving effect to the transaction, no event of default, and no event that (after notice or lapse of time or both) would become an event of default, has occurred and is continuing; and

•	we have delivered to the Debt Securities Trustee an officer’s certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 11.01 of the form of Debt Securities Indenture.

Events of Default

Unless the applicable prospectus supplement or free writing prospectus states otherwise, “event of default” under the applicable indenture with respect to Debt Securities of any series means any of the following:

•	failure to pay any interest due on any Debt Security of that series within 30 days after it becomes due;

•	failure to pay principal or premium, if any, when due on any Debt Security of that series;

•	failure to make any required sinking fund payment when due on any Debt Securities of that series;

•

breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default set forth in the applicable prospectus supplement or free writing prospectus.

For more information, see Section 8.01 of the form of Debt Securities Indenture.

An event of default with respect to a particular series of Debt Securities does not necessarily constitute an event of default with respect to the Debt Securities of any other series issued under the applicable indenture.

If an event of default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount Debt Securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement or free writing prospectus may be immediately due and payable. If an event of default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all events of default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration, even in the event of our bankruptcy or insolvency.

The applicable prospectus supplement or free writing prospectus may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the event of default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

•	we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

•	all overdue interest on all Debt Securities of the particular series;

•

the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

•	interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

•	all amounts due to the Debt Securities Trustee under the applicable indenture; and

•

any other event of default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 8.02 of the form of Debt Securities Indenture.

The applicable Debt Securities Indenture likely will include provisions as to the duties of the Debt Securities Trustee in case an event of default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction. For more information, see Section 9.03 of the form of Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 8.12 of the form of Debt Securities Indenture.

No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

•	the holder has previously given to the Debt Securities Trustee written notice of a continuing event of default of that particular series;

•

the holders of at least a majority in principal amount of the outstanding Debt Securities of all series with respect to which an event of default has occurred and is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

•

the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 8.07 of the form of Debt Securities Indenture.

The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 8.08 of the form of Debt Securities Indenture.

We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer’s knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Sections 6.05 and 6.06 of the form of Debt Securities Indenture.

Modification and Waiver

We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

•	to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

•	to add any additional events of default;

•

to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

•	to provide collateral security for the Debt Securities;

•	to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

•

to provide for the authentication and delivery of bearer securities (and coupons representing any interest thereon) and for procedures for the registration, exchange and replacement of such bearer securities and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such bearer securities, and for all related incidental matters;

•

to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

•	to provide for the procedures required to permit the use of a non-certificated system of registration for any series of Debt Securities;

•	to change any place where:

•	the principal of and any premium and interest on any Debt Securities are payable;

•	any Debt Securities may be surrendered for registration of transfer or exchange;

•	notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

•	to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 12.01 of the form of Debt Securities Indenture.

The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

•	compliance by us with certain provisions of the applicable indenture (see Section 6.06 of the form of Debt Securities Indenture); and

•

any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 8.13 of the form of Debt Securities Indenture).

The Trust Indenture Act of 1939 may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes, and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 12.01 of the form of Debt Securities Indenture.

Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the Debt Securities Indenture pursuant to one or more supplemental indentures. If there are Debt Securities of more than one series outstanding under a Debt Securities Indenture and less than all of such series are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

•	may not, without the consent of the holder of each outstanding Debt Security affected:

•	change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

•	reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

•	reduce any premium payable upon the redemption of the Debt Securities;

•	reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

•	change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

•

may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

•

may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

•

changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

•	modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 12.02 of the form of Debt Securities Indenture.

If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 1.04 of the form of Debt Securities Indenture.

Defeasance

Unless the applicable prospectus supplement or free writing prospectus provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any paying agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof, and other required documentation. Included among the documentation we are required to deliver to be deemed to have our indebtedness deemed satisfied and discharged with respect to a Debt Security pursuant to the preceding sentence is an opinion of counsel to the effect that, as a result of a change in law occurring after the date of the form of Debt Security Indenture, the holders of such Debt Security, or portions thereof, will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of our indebtedness in respect thereof and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. For more information, see Section 7.01 of the form of Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement or free writing prospectus provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no event of default or event that would become an event of default (after notice or lapse of time or both) has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 9.10 of the form of Debt Securities Indenture.

Notices

We will give notices to holders of Debt Securities by mail to their addresses as they appear in the Debt Security Register. For more information, see Section 1.06 of the form of Debt Securities Indenture.

Title

The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 3.08 of the form of Debt Securities Indenture.

Governing Law

The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 1.12 of the form of Debt Securities Indenture.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock, or any combination of these securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the prospectus supplement governing the offering of any warrants.

The agent for warrants will act solely for us in connection with warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement governing the issuance of any series of warrants will include specific terms relating to the offering, including, if applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any listing of warrants on any securities exchange;

•	if appropriate, a discussion of federal income tax consequences applicable to the warrants; and

•	any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Additionally, in order to enable us to preserve our qualification as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any warrants. The prospectus supplement related to the offering of any warrants will specify any additional ownership limitation relating to the warrants being offered thereby.

DESCRIPTION OF UNITS

We may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants or any combination of such securities.

The prospectus supplement governing the issuance of any units will specify the following terms in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock or warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	if appropriate, a discussion of federal income tax consequences applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

Additionally, in order to enable us to preserve our qualification as a REIT, we may take certain actions to restrict ownership and transfer of our outstanding securities, including any units. The prospectus supplement related to the offering of any units will specify any additional ownership limitation relating to the units being offered thereby.

GLOBAL SECURITIES

We may issue some or all of our securities of any series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.

As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:

•	will not be entitled to have the global security or any securities represented by it registered in their names;

•	will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

•	will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the depositary, with respect to participants’ interests; or

•	any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	us or our affiliates;

•	the trustee under any indenture; or

•	any agent of any of the above.

CERTAIN PROVISIONS OF MARYLAND LAW

AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

Number of directors; vacancies

Our bylaws and charter provide that the number of our directors may be established by our board of directors but may not be less than the minimum number required by the Maryland General Corporate Law, or MGCL, nor more than ten. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Our charter also provides that, at such time as we have (i) at least three directors who are neither officers or employees of the Company nor affiliated with an acquiring person and (ii) a class of our common stock or preferred shares is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on our board of directors. Accordingly, at such time, except as may be provided by our board of directors in setting the terms of any class or series of shares, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred, and until a successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve the applicable term to which he or she was elected, and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of directors

Our charter and bylaws provide that, subject to the rights of holders of any series of preferred shares and except as indicated below, a director may be removed only for “cause,” and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For this purpose, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. These provisions, when coupled with the exclusive power of our board of directors to fill vacancies on our board of directors, generally precludes stockholders from (i) removing incumbent directors except for “cause” and with a substantial affirmative vote and (ii) filling the vacancies created by such removal with their own nominees.

Business combinations

A subtitle of the MGCL, known as the Maryland Business Combination Act, addresses certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance, transfer or reclassification of equity securities, between a Maryland corporation and an “interested stockholder.” An interested stockholder is, any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation, or an affiliate of such an interested stockholder, in either case after the date or which the corporation had 100 or more beneficial owners of stock. Such business combinations are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder who will (or with whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by resolution of the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us that may not be in the best interests of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control share acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding common stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares which, if aggregated with all other such shares owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	that the board of directors may designate by resolution from among its current members three classes of directors to serve for staggered terms;

•	that the affirmative vote of at least two thirds of all votes entitled to be cast by the stockholders will be required to remove any director;

•	that the number of directors be fixed only by vote of the board of directors;

•

that a vacancy on the board that results from an increase in the size of the board or from the death, resignation or removal of a director be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and that a director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred; and

•

that a special meeting of stockholders may be called only on the request of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting and only in accordance with certain procedures.

Our charter provides that, at such time as we are eligible to make a Subtitle 8 election, we elect to be subject to the provision of Subtitle 8 that requires that vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the power to alter, within specified limits, the number of directors, (3) permit that a vacancy on the board be filled by the remaining directors and (4) require, unless called by our chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders.

Meetings of stockholders

Pursuant to our bylaws, a meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. In addition, our chairman, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting accompanied by the information required by our bylaws.

Mergers; extraordinary transactions

Under the MGCL, the merger, consolidation, share exchange or transfer of all or substantially all of the assets of a Maryland corporation must be advised by resolution of its board of directors and approved by the stockholders by the vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that the stockholders may approve these transactions by the affirmative vote of a majority of all of the votes entitled to be cast on the matter. However, many of our operating assets will be held by our subsidiaries, and these subsidiaries may be able to sell all or substantially all of their assets or merge or consolidate with one or more entities without the approval of our stockholders.

Amendment to our charter and bylaws

Under the MGCL, a Maryland corporation generally cannot amend its charter unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.

Except for amendments to the provisions of our charter related to the removal of directors and the vote required to amend the provision regarding amendments to the removal provisions itself (each of which require the affirmative vote of the holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter) and certain amendments described in our charter that require only approval by our board of directors, our charter may be amended only with the approval of our board of directors and the affirmative vote of the holders of shares entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Our dissolution

Our charter provides for us to have a perpetual existence. Our dissolution must be approved by a majority of our entire board of directors and the affirmative vote of stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Advance notice of director nominations and new business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors at an annual meeting and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Our bylaws currently require the stockholder generally to provide notice to the secretary containing the information required by our bylaws not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting (or, if we did not mail a proxy statement for the preceding year’s annual meeting, the date of the notice of the preceding year’s annual meeting).

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder of record who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., eastern time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees of our board of directors to be elected at the meeting. The stockholder’s notice must include the same information required to be included in a notice delivered in connection with an annual meeting as described in the preceding paragraph.

Anti-takeover effect of certain provisions of Maryland law and of our charter and bylaws

If the applicable exemption in our bylaws is repealed and the applicable resolution of our board of directors is repealed, the control share acquisition provisions and the business combination provisions of the MGCL, respectively, as well as the provisions in our bylaws on removal of directors and filling director vacancies, together with the advance notice and stockholder-requested special meeting provisions of our bylaws, alone or in combination, could serve to delay, deter or prevent a transaction or a change in our control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Indemnification and limitation of directors’ and officers’ liability

Our charter permits us and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each of our current and former directors and officers from and against any claim or liability to which such persons may become subject or may incur by reason of his or her service as a director or officer or, at our request, as a director, officer, partner, member, manager or director of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. See “Management—Limitation of Liability and Indemnification.” Upon completion of this offering, we expect to enter into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. See “Certain Relationships and Related Transactions—Indemnification Agreements.”

Additionally, under the terms of our management agreement, we are obligated to indemnify Angelo, Gordon and its affiliates to the extent provided under such agreements.

REIT qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a holder of securities, may consider relevant. Hunton & Williams LLP has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material aspects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as insurance companies, regulated investment companies, REITs, subchapter S corporations, tax-exempt organizations (except to the extent discussed in “—Taxation of U.S. Holders—Taxation of Tax-Exempt Stockholders” below), partnerships, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in “—Taxation of Non-U.S. Holders” below) and other persons subject to special tax rules. This summary assumes that holders hold securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section and the opinion of Hunton & Williams LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is for general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended on December 31, 2011 upon filing our federal income tax return for that year. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its securityholders. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable year ended December 31, 2011, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2012 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on our net taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic taxable REIT subsidiaries, or TRSs, will be subject to regular corporate income tax. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on our net taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses, that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•

We will pay a 100% tax on net income earned from sales or other dispositions of property other than foreclosure property that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•

If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “—Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification.”

•

If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

•

If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. A “disqualified organization” includes (i) the United States; (ii) any state or political subdivision of the United states; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer’s cooperative described in section 521 of the Internal Revenue Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative. We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool. For a discussion of “excess inclusion income,” see “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.”

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors.

2. Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3. It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5. At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6. Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

7. It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8. It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 apply to us beginning with our 2012 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued capital stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the capital stock are described in “Description of Common Stock—Restrictions on Ownership and Transfer.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. AG MIT, LLC, one of our wholly owned subsidiaries, is a qualified REIT subsidiary.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

We have elected to treat AG MIT II, LLC, or AG MIT II, as a TRS, and we may form or invest in other domestic or foreign TRSs in the future. AG MIT II, as a TRS, is fully subject to corporate income tax on its taxable income. To the extent that our TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum federal rate applicable to qualified dividend income through the end of 2012. See “—Taxation of U.S. Holders—Taxation of U.S. Holders on Distributions on Capital Stock.”

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for federal income tax purposes; it cannot be included in any consolidated federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. Similarly, a portion of the income from a REMIC residual interest may be treated as excess inclusion income. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a taxable mortgage pool equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “—Taxation of Our Company”). Similar rules apply if we own a residual interest in a REMIC. To the extent that capital stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the capital stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our capital stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property (as described below);

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Income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain.” Finally, gross income attributable to cancellation of indebtedness, or COD, income will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Dividends

Our share of any dividends received from any corporation (including dividends from AG MIT II or any other domestic TRS we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Interest

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We are currently invested substantially in Agency RMBS that are pass-through certificates, and we have also invested in Agency RMBS that are CMOs, non-Agency RMBS, CMBS, and ABS and may invest directly in residential or commercial loans. Other than income from derivative instruments, as described below, we expect that all of the income of our Agency RMBS, Agency RMBS that are CMOs, non-Agency RMBS, CMBS and commercial and residential mortgage loans will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS that are pass-through certificates will be treated as interests in a grantor trust for federal income tax purposes. Consequently, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. We expect that substantially all of our income from Agency RMBS will be qualifying income for the 75% gross income test. We expect that any Agency RMBS that are CMOs, non-Agency RMBS, and CMBS will generally be treated as interests in REMICs for federal income tax purposes. Income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. Interest income from residential and commercial mortgage loans will be qualifying income for purposes of the 75% gross income test to the extent that the loan is secured by real property, as discussed above. We expect that the interest income from investments in ABS and any non-Agency RMBS and CMBS that are not interests in a REMIC will not be qualifying income for the 75% gross income test.

We may acquire participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We have purchased, and may purchase in the future, Agency RMBS through forward settling transactions and may recognize income or gains on the disposition of contracts for forward settling transactions through dollar roll transactions or otherwise. The law is unclear with respect to the qualification of gains from dispositions of contracts for forward settling transactions as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of contracts for forward settling transactions should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of contracts for forward settling transactions and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of contracts for forward settling transactions, through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of contracts for forward settling transactions should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any non-qualifying income exceeds 25% of our gross income. See “—Failure to Qualify.”

We may acquire interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. To the extent we invest in mezzanine loans in the future, we intend to do so in a manner that will enable us to continue to satisfy the REIT gross income tests.

We may also acquire distressed mortgage loans. Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing, in part, non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. To the extent we invest in distressed mortgage loans, we intend to do so in a manner consistent with maintaining our qualification as a REIT.

We may modify the term of any residential or commercial mortgage loans we acquire. Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test and a portion of the value of our interest in the loan being treated as a nonqualifying asset for the 75% asset test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “—Asset Tests”) or we enter into derivative transactions that are not liability hedges, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income

We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights, generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

COD Income

From time-to-time, we may recognize COD income in connection with repurchasing our debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests. Any COD income that we recognize would be subject to the distribution requirements, subject to certain rules that apply to excess non-cash income, or we will incur corporate income tax and a 4% nondeductible excise tax with respect to any COD income.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under)

obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

We do not currently own and do not intend to acquire any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded, however, from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Prohibited Transactions

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test, or (ii) the excess of 95% of our gross income over the amount of gross income attributable to sources that qualify under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and investments in money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets (the “5% asset test”).

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (the “10% vote test” and the “10% value test,” respectively).

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test (the “25% securities test”).

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-”straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	any obligation to pay “rents from real property”;

•	certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity;

•	any security (including debt securities) issued by another REIT;

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any debt instrument of an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

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any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

We are currently invested substantially in Agency RMBS that are pass-through certificates in entities treated as grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Although the IRS has ruled generally that Agency RMBS that are pass-through certificates are real estate assets for purposes of the 75% asset test, it is not clear how this guidance would apply to secondary market purchases of Agency RMBS that are pass-through certificates at a time when a portion of one or more mortgage loans backing the Agency RMBS are not treated as real estate assets as a result of the loans not being treated as fully secured by real property. We have also invested in Agency RMBS that are CMOs, non-Agency RMBS, CMBS, and ABS. We expect that our investments in Agency RMBS that are CMOs, non-Agency RMBS and CMBS will generally be treated as interests in REMICs for federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. To the extent any of our investments in Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States. Our investments in ABS and non-Agency RMBS or CMBS that are not interests in a REMIC will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, and the 25% securities test described above.

We may also invest directly in residential and commercial mortgage loans, including distressed loans. As discussed above under “—Gross Income Tests,” under the applicable Treasury regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote test and the 10% value test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset. Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases. To the extent we invest in residential or commercial mortgage loans (including distressed loans), we intend to do so in a manner consistent with maintaining our qualification as a REIT.

We may invest in mezzanine loans. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote test or value test). See “—Gross Income Tests.” Although the mezzanine loans we acquire may not qualify for that safe harbor, we expect any mezzanine loans we acquire generally will be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% value test. To the extent we invest in mezzanine loans in the future, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.

We have entered into sale and repurchase agreements under which we nominally sold certain of our assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that we are treated for REIT asset and income test purposes as the owner of the assets that are the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.

We have purchased, and may purchase in the future, Agency RMBS through forward settling transactions. The law is unclear with respect to the qualification of contracts for forward settling transactions as real estate assets or Government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that contracts for forward settling transactions should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in contracts for forward settling transactions and any non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter and will limit our investments in contracts for forward settling transactions with a single counterparty to no more than 5% of our assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through contracts for forward settling transactions could be limited. Moreover, even if we are advised by counsel that contracts for forward settling transactions should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT if the value of our contracts for forward settling transactions and any non-qualifying assets exceeds 25% of our total assets at the end of any calendar quarter or if the value of our investments in contracts for forward settling transactions with a single counterparty exceeds 5% of our assets at the end of any calendar quarter. See “—Failure to Qualify.”

We monitor the status of our assets for purposes of the various asset tests and seek to manage our portfolio to comply at all times with such tests. No assurance, however, can be given that we will continue to be successful in this effort. In this regard, to determine our compliance with these requirements, we will have to value our investment in our assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, no assurances can be given that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and, thus, would fail to qualify as a REIT.

If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests. If the IRS were to determine that we failed the 5% asset test or 75% asset test because contracts for forward settling transactions are not qualifying assets, it is possible that the IRS would not consider our position taken with respect to such assets, and accordingly our failure to satisfy the 5% asset test or 75% asset test, to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert these positions, we would fail to qualify as a REIT. See “—Failure to Qualify.” Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT.

We believe that the Agency RMBS, non-Agency RMBS, CMBS, ABS and other assets that we hold will satisfy the foregoing asset test requirements. We will monitor the status of our assets and our future acquisition of assets to ensure that we continue to comply with those requirements, but we cannot assure you that we will be successful in this effort. No independent appraisals have been or will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our Agency RMBS and non-Agency RMBS. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above. We intend to continue to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•

We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•

We have acquired investments that are treated as having “market discount” for federal income tax purposes, because the investments are debt instruments that we acquired for an amount less than their principal amount. We have not elected, and do not intend to elect, to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income. The recognition of market discount upon receipt of principal payments results in an acceleration of the recognition of taxable income to periods prior to the receipt of the related income. Further, to the extent that such an investment does not fully amortize according to its terms, we may never receive the economic income attributable to previously recognized market discount.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to CMO debt.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends, but that revenue procedure does not apply to our 2012 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in cash and our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and a penalty to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to continue to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced federal income tax rate of 15% on such dividends (through 2012). In addition, subject to the limitations of the Internal Revenue Code, corporate distributions may be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of U.S. Holders

The term “U.S. holder” means a holder of our capital stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our capital stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our capital stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our capital stock by the partnership.

Taxation of U.S. Holders on Distributions on Capital Stock

As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. holder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. holder generally will not qualify for the 15% tax rate for “qualified dividend income.”

The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 15% for tax years through 2012. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our capital stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our capital stock becomes ex-dividend.

A U.S. holder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our capital stock. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the shares of capital stock have been held for one year or less, assuming the shares of capital stock are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “—Distribution Requirements.”

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

For taxable years beginning after December 31, 2012, certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our capital stock generally will be the type of gain that is subject to the Medicare tax.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a U.S. holder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our capital stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any U.S. holder that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Taxation of U.S. Holders on the Disposition of Capital Stock

In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. holder has held such capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder less tax deemed paid by it and reduced by any returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of capital stock held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. holder purchases other capital stock within 30 days before or after the disposition.

Redemption of Preferred Stock

In general, a redemption of any preferred stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described in “—Taxation of U.S. Holders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred stock if the redemption:

•	is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock;

•	results in a “complete termination” of the U.S. holder’s interest in all classes of our stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder, all within the meaning of Section 302(b) of the Internal Revenue Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular U.S. holder of the preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “—Taxation of U.S. Holders on Distributions on Capital Stock” above. In that case, a U.S. holder’s adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. holder’s remaining stock holdings in our company. If the U.S. holder does not retain any of our stock, such basis could be transferred to a related person that holds our stock or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. holder on a redemption of any class of our preferred stock is treated as a distribution with respect to our stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred stock to the redeemed holder’s remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate will apply for the period through December 31, 2012 absent further Congressional action). The maximum tax rate on long-term capital gain applicable to U.S. holders taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we will designate whether such a distribution is taxable to U.S. holders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Withholding

We will report to U.S. holders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at a rate of 28% (through 2012 and 31% thereafter, absent Congressional action) with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. holders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our capital stock by U.S. holders who own our capital stock through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. They are subject, however, to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a

REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI so long as our stock is not otherwise used in an unrelated trade or business. However, if a tax-exempt stockholder were to finance its acquisition of capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, our dividends that are attributable to excess inclusion income will constitute UBTI in the hands of most tax-exempt stockholders. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder’s share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	Either:

•	one pension trust owns more than 25% of the value of our stock; or

•	A group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Holders

The term “non-U.S. holder” means a holder of our capital stock that is not a U.S. holder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our capital stock, including any reporting requirements.

A non-U.S. holder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income.” However, if a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock.

We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us, or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income.

A non-U.S. holder will not incur tax on a distribution on the capital stock in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that capital stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its capital stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. holders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our capital stock received by certain non-U.S. holders. If payment of withholding taxes is required, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under special provisions of the federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities such as Agency RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, we must withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount we withhold.

Capital gain distributions on our capital stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as (i) the applicable class of our capital stock is “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 5% of the applicable class of our capital stock during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe our common stock currently is treated as regularly traded on an established securities market. If the applicable class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 5% of the applicable class of our capital stock any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our capital stock within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

In the unlikely event that at least 50% of the assets we hold were determined to be United States real property interests, gains from the sale of our capital stock by a non-U.S. holder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our capital stock if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We believe that we are a domestically controlled qualified investment entity, and that a sale of our capital stock should not be subject to taxation under FIRPTA. No assurance can be given, however, that we will remain a domestically controlled qualified investment entity.

If the applicable class of our capital stock is regularly traded on an established securities market in the United States, an additional exception to the tax under FIRPTA will be available, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells our capital stock. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if:

•	the applicable class of our capital stock is considered regularly traded under applicable U.S. Treasury regulations on an established securities market, such as the New York Stock Exchange; and

•	the non-U.S. holder owned, actually or constructively, 5% or less of the applicable class of our capital stock at all times during a specified testing period.

As noted above, we believe that our common stock is currently treated as being regularly traded on an established securities market.

If the gain on the sale of our capital stock were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or

•

the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective investors should consult their tax advisors regarding the effect of sunset provisions on an investment in our securities.

State, Local and Foreign Taxes

We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, securityholders should consult their tax advisors regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of or the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum aggregate discounts, commissions, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate offering price of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-

allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we or our affiliates may engage in transactions with these underwriters, dealers and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

CERTAIN LEGAL MATTERS

Saul Ewing LLP will pass upon the validity of the common stock offered by this prospectus and certain other matters of Maryland law. The legality of any other securities offered by this prospectus will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters or agents, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in “Material Federal Income Tax Considerations” upon the opinion of Hunton & Williams LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the period ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at www.sec.gov. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Wherever a reference is made in this prospectus to a contract or other documents of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site at www.sec.gov.

Our Internet address is www.agmit.com. We make available free of charge, on or through the “SEC Filings” section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website, and available in print upon request to our Investor Relations Department, are the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and our Code of Business Conduct and Ethics, which governs our directors, officers and employees. Information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the following documents or information filed with the SEC and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement and prior to completion of the offering of the securities described in this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the period ended December 31, 2011;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	our Current Report on Form 8-K filed on March 16, 2012;

•	our Current Report on Form 8-K filed on April 10, 2012;

•	our Current Report on Form 8-K filed on May 23, 2012;

•	our Current Report on Form 8-K/A filed on June 7, 2012; and

•	the description of our capital stock in our Registration Statement on Form 8-A filed on April 25, 2011.

We will provide copies of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Corporate Secretary at the number listed below or in writing by first class mail to the address listed below. Requests for such documents incorporated by reference should be directed to AG Mortgage Investment Trust, Inc., c/o Secretary or Assistant Secretary, 245 Park Avenue, 26th Floor, New York, New York 10167 or by calling our Corporate Secretary at (212) 692-2000.

     Shares

AG Mortgage Investment Trust, Inc.

    % Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

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September    , 2012